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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
NaPro BioTherapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]	630 Fifth Avenue, Suite 3110 New York, NY 10111 Tel: (212) 319-2800 Fax: (212) 319-2808
4840 Pearl East Circle, Suite 300W Boulder, Colorado 80301 Tel: (303) 516-8500 Fax: (303) 530-1296

CONTACT:

NaPro BioTherapeutics, Inc.
L. Robert Cohen
Vice President, Investor Relations
(212) 218-8715

Investors:
Lilian Stern
Stern Investor Relations
(212) 362-1200

For Immediate Release

NaPro Therapeutics to Present at The Wall Street Analyst Forum on November 10

Boulder, CO, November 7, 2003—NaPro BioTherapeutics, Inc. (Nasdaq: NPRO) will present at The Wall Street Analyst Forum analyst conference to be held in New York City November 10 - 11, 2003. Gordon Link, Senior Vice President and CFO and L. Robert Cohen Vice President, Investor Relations will present at 11:00 a.m. Eastern Time on Monday, November 10, 2003.

The Wall Street Analyst Forum will provide a live webcast of the audio presentation along with accompanying presentation slides. Interested parties may tune in to the live presentation by visiting http://www.firstcallevents.com/service/ajwz391899058gf12.html or the Company's website http://www.naprobio.com. A replay of the webcast will be available at both sites for 30 days.

About NaPro BioTherapeutics

NaPro BioTherapeutics, Inc., is a life science company focused on the development of targeted therapies for the treatment of cancer and hereditary disease.

Forward Looking Statements

The statements in the webcast presentation that are not historical facts are forward-looking statements that represent management's beliefs and assumptions as of the date of this webcast presentation, based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates," "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including: risks associated with development of the genomics, gene editing and targeted businesses, including competition from companies in similar businesses, limitations on the ability to market products because of the intellectual property rights of third parties, the ability to obtain, maintain and enforce patents; the risk that the transaction announced with Faulding Pharmaceutical Co. may not close because it is not approved by stockholders or otherwise or may be materially delayed; the costs of continuing development of any or all of the Company's development programs; the timing of when those programs will enter the clinic; the successful commercialization of the Company's platform technologies; the fact that the Company's business will require substantial additional investment that the Company has not secured; and the risk that the cash proceeds from the Faulding transaction, if realized, will not be sufficient to fund the Company's strategic plans for the initial development new proprietary therapeutic candidates; and all of those factors identified under the captions "Risk Factors," "Special Note Regarding Forward Looking Statements" or "Cautionary Note Regarding Forward Looking Statements" in the Company's documents filed from time to time with the SEC, including the Company's registration statement on Form S-3, as amended, dated August 8, 2003, its Annual Report on Forms 10-K and 10-K/A for the year ending December 31, 2002 filed with the SEC on March 27, April 30, August 8 and October 24, 2003, and its Quarterly Report on Form 10-Q for the quarter ended July 2, 2003 filed with the Securities and Exchange Commission on August 8, 2003. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed sale of assets to Faulding, NaPro has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the definitive proxy statement when it becomes available as it will contain important information about NaPro, the proposed transaction and related matters. Investors and security holders will have access to free copies of the definitive proxy statement (when available) and other documents filed with the SEC by NaPro through the SEC website at www.sec.gov. The definitive proxy statement and related materials may also be obtained for free (when available) from NaPro by calling the company contact listed below.

NaPro and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of NaPro's stockholders in connection with the proposed transaction is set forth in NaPro's proxy statement for its 2003 annual meeting of stockholders, dated May 23, 2003 and filed with the SEC on May 27, 2003. Additional information is set forth in the preliminary proxy statement on file with the SEC related to the proposed sale of assets and will be included in the definitive proxy statement when it is filed with the SEC.

For further information, please contact L. Robert Cohen, Vice President, Investor Relations of NaPro BioTherapeutics, Inc., +1-212-218-8715.

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NaPro Therapeutics to Present at The Wall Street Analyst Forum on November 10